UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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LEE ENTERPRISES, INCORPORATED

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Lee Enterprises Comments on Alden’s Latest Lawsuit

DAVENPORT, Iowa – February 22, 2022 – Lee Enterprises, Incorporated (NASDAQ: LEE) today issued the following statement in response to the recent lawsuit filed by Alden Global Capital LLC (together with its affiliates, “Alden”) in the Delaware Court of Chancery:

“We are disappointed, but not surprised, that Alden continues to pursue increasingly desperate measures in an attempt to destabilize Lee and advance its grossly undervalued hostile proposal to purchase the Company. We are applying the clear and plain language of our bylaws, which is not new, and our position that plurality voting applies at this meeting (because of Alden’s actions) has been abundantly clear in our disclosures for over a month now. Alden asked us last week to amend our bylaws to change the clear meaning of them in the middle of an election. The Board properly determined not to do so.”

Lee’s Board urges shareholders to protect their investment by voting “FOR” ALL the Board’s nominees using the WHITE proxy card. All shareholders at the close of business on January 12, 2022 are entitled to vote at the Annual Meeting.

More information related to Lee’s 2022 annual meeting can be found at investors.lee.net/2022-annual-meeting.

If you have any questions or require any assistance in voting your shares, please contact Lee’s proxy solicitor:

Morrow Sodali LLC

509 Madison Avenue Suite 1206

New York, NY 10022

Shareholders Call Toll Free: 800-662-5200

Banks, Brokers, Trustees, and Other Nominees Call Collect: 203-658-9400

Email: LEE@investor.MorrowSodali.com

About Lee Enterprises

Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information, with daily newspapers, rapidly growing digital products and over 350 weekly and specialty publications serving 77 markets in 26 states. Year to date, Lee’s newspapers have average circulation of 1.0 million, and our legacy website, including acquisitions, reach more than 47 million digital unique visitors. Lee’s markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.

Forward-Looking Statements

The information provided in this communication may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “aims,” “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in report relating to the Company may be found in the Company’s periodic filings with the SEC, including the factors described in the sections entitled “Risk Factors,” copies of which may be obtained from the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this communication.

Investor Contact IR@lee.net (563) 383-2100	Media Contact Jamie Tully/Jenny Gore Sard Verbinnen & Co Lee-SVC@sardverb.com